                               C2i Solutions, Inc.
                          (a development stage company)


                                  EXHIBIT 10.10
         MASTER SERVICES AGREEMENT DATED FEBRUARY 3, 1998 BY AND BETWEEN
                   THE COMPANY AND UNITED GUARANTY CORPORATION

                            MASTER SERVICES AGREEMENT

            THIS MASTER SERVICES AGREEMENT (the "Agreement") is made and entered into as of this 3rd day of February, 1998 (the "Effective Date"), by and between C2i Solutions Inc., a Delaware Corporation, with principal offices at 6138 Nancy Ridge Drive, San Diego, California 92121 ("C2i"), and, United Guaranty Corporation, a North Carolina corporation, with principal offices at 230 N. Elm Street, Greensboro, NC 27420-1567 ("Client").

                                   BACKGROUND

            Client wishes to engage C2i to provide certain professional services as described in the Statement of Work. C2i agrees to provide such professional services in accordance with the terms and conditions of this Agreement.


            NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

                                    AGREEMENT

            1. PERFORMANCE OF SERVICES. C2i agrees to use commercially reasonable efforts to perform the services set forth in the initial Statement of Work (the "Services") as set forth in Exhibit A (the "Statement of Work"). C2i shall retain sole discretion as to the designation of personnel and resources to perform the Services except as noted on the Statement of Work for Professional Services dated the 3rd day of February, 1998. The Statement of Work shall not be binding on either party until both parties have executed the Statement of Work. In the event that any C2i personnel assigned to perform Services is moved by C2i to another project, C2i shall assign replacement personnel with skill levels at least comparable to the skill levels of the original personnel.

            2. AGREEMENT ON ADDITIONAL SERVICES. Client may, from time to time, request C2i to perform services outside the Statements of Work. If C2i is able to perform such additional services the parties shall execute an additional Statement of Work. Such additional Statement of Work shall be deemed a Statement of Work for the purposes of this Agreement when executed by both parties and shall be governed by the terms and conditions set forth in this Agreement. The additional services set forth in such Statement of Work shall be "Services" for the purpose of this Agreement. No Statement of Work shall be binding on either party until both parties have executed the Statement of Work.




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

                               C2i Solutions, Inc.
                          (a development stage company)


            3. PRIORITY AMONG AGREEMENTS. In the event that the terms and conditions in this Agreement and the terms and conditions in a Statement of Work are contradictory or inconsistent then the terms and conditions set forth in this Agreement shall govern the rights and obligations of the parties.

            4. PROGRESS REPORTS. From time to time during the term of this Agreement, C2i may submit to Client written progress reports summarizing C2i's progress in performing the Services.

            5. FEES. The fees for the Services will be set forth in the Statement of Work. C2i shall invoice Client for Services rendered in a given month at the end of such month for the applicable fees and expenses incurred during such month. Client agrees to pay, in full, all such invoices thirty (30) days from the date on the invoice. Interest shall accrue on all payments which are more than thirty (30) days past due at a rate equal to the lesser of (i) one and one half percent (1.5%) per month or (ii) the maximum monthly rate permitted by law, compounded monthly. Client shall be responsible for all taxes based on work performed or products delivered pursuant to this Agreement except for any tax based on C2i's net income.

            6. TRAVEL AND EXPENSES. Client agrees to reimburse C2i for all expenses incurred by C2i in the performance of the Services when such Services are to be performed at a site other than C2i's facilities, including without limitation in-flight travel time of C2i personnel traveling to Client's facility, at the applicable hourly rates of such C2i personnel. C2i will itemize and invoice Client for such expenses and Client agrees to pay such invoices within thirty (30) days of the date on the invoice. Such expenses may include but are not limited to, airfare, lodging, rental car, mileage, parking, meals, fax and telephone charges.

            7. TERM AND TERMINATION.

                  7.1 Term. This Agreement shall commence on the Effective Date and shall, unless earlier terminated as provided herein, continue in effect until December 1, 1998. Either party may terminate this Agreement for convenience, without cause, effective thirty (30) days after written notice to the other party is delivered to such other party.

                  7.2 Termination for Cause. If either party is in material breach of the terms of this Agreement, the non-breaching party may give written notice of such breach to the breaching party and an opportunity to cure the breach within fifteen (15) days. If such breach is not cured within such fifteen
(15) day period, the non-breaching party may immediately terminate this Agreement by subsequent written notice to the party in breach.

                  7.3 Effect of Termination. Upon the expiration or termination of this Agreement, (i) all amounts outstanding except any amounts in dispute which Client owes to C2i shall be immediately due, (ii) each party shall promptly return to the other party all Confidential Information held by it in connection with the performance of this Agreement, and (iii) C2i shall be under no further obligation to complete work pursuant to a Statement of Work. Upon reslution of the dispute, any outstanding amounts shall become due and payable to C2i.




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

                               C2i Solutions, Inc.
                          (a development stage company)


                  7.4 Survival. The provisions of Sections 3 ("Priority Among Agreements"), 7 ("Term and Termination"), 8 ("Confidentiality and Non-Disclosure"), 9 ("Non-Circumvention and No Solicitation of Employees", 10 ("No Warranty"), 11 ("Limitation of Liability"), 12 ("Indemnification") and 13 ("Miscellaneous") shall survive the expiration or termination of this Agreement

            8. CONFIDENTIALITY AND NON-DISCLOSURE.

                  8.1 Confidential Information. Each party (the "Receiving Party", as applicable) agrees during the term of this Agreement and thereafter to take all steps reasonably necessary to hold the Confidential Information of the other party (the "Disclosing Party", as applicable) in confidence. "Confidential Information" includes, but is not limited to, technical and business information relating to the Disclosing Party's inventions or products, research and development, production, manufacturing and engineering processes or other processes or techniques, software programs or other tools specification, costs, profit or margin information, and salaries, finances, customers, suppliers, marketing, and production and future business plans, and any third party's proprietary or confidential information disclosed to the Receiving Party in the course of providing Services to the Disclosing Party. Notwithstanding the other provisions of this Agreement, nothing received by the Receiving Party will be considered to be the Disclosing Party's Confidential Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by the Receiving Party from a third party without confidential limitations; (3) it has been independently developed for the Receiving Party by personnel or agents having no access to the Disclosing Party's Confidential Information; or (4) it was known to the Receiving Party prior to its first receipt from the Disclosing Party. The Receiving Party shall use the Disclosing Party's Confidential Information only for the purposes of providing and receiving Services to and from the Disclosing Party as set forth herein, unless otherwise mutually agreed in writing. The Receiving Party may disclose the Disclosing Party's Confidential Information to affiliates and to third persons, including contractors, solely for the purposes of this Agreement or as otherwise allowed herein, including consultation regarding the purchase or provision of Services, but only under the terms of a written confidentiality agreement with such third person containing confidentiality and use terms substantially similar to those imposed herein upon a Receiving Party. Neither party shall communicate any information to the other party in violation of the proprietary rights of any third party. Notwithstanding anything to the contrary in this Agreement, either party may disclose Confidential Information as may be required by law or by regulatory or judicial process, in which case the party making the disclosure shall notify the other party of such disclosure.

                  8.2 Publicity. Except as may be required by applicable law or regulation, each party shall (i) submit to the other party all advertising, written sales promotional materials, press releases and other publicity matters relating to this Agreement in which the other party's name is mentioned, and
(ii) not publish or use such advertising, sales promotional materials, press releases or publicity matters without the other party's written consent. Such consent shall not be unreasonably withheld. Client agrees to identify a Client contact person who, upon reasonable written notice, will provide, at C2i's request, references to third parties.






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                               C2i Solutions, Inc.
                          (a development stage company)



            9. NON-CIRCUMVENTION AND NO SOLICITATION OF EMPLOYEES.

                  9.1 Non-Circumvention. Client acknowledges that information relating to certain suppliers, contacts, certain intermediaries and associations of C2i may become known to Client as a result of disclosure by C2i in the performance of C2i's duties under this Agreement. Client further acknowledges that C2i has a proprietary interest in such information, as well as the exclusive claim to the benefit derived therefrom, including the opportunities, information, and goodwill pertaining thereto. All such information shall be Confidential Information of C2i and subject to the restrictions set forth in
Section 8 ("Confidentiality and Non-Disclosure"). Accordingly, Client shall provide C2i with the full benefit of all work and contacts relevant to the business of C2i throughout the term of this Agreement.

                  9.2 No Solicitation of Employees. Client agrees not to, directly or indirectly through its agents, offer employment or contract work to C2i personnel or subcontractors. In the event that Client wishes to offer employment to a C2i employee or contract with a C2i subcontractor during such period, Client shall notify C2i management. If C2i management agrees to permit Client to make an offer to an employee or subcontractor, Client agrees that C2i management shall deliver the offer of employment. If the employee or subcontractor accepts the original offer or a subsequent offer from Client, C2i shall be entitled to a placement fee from Client. Said placement fee shall be the greater of (i) twenty percent (20%) of the annual compensation of the prospective employee including salary, estimated commissions and bonuses, or
(ii) thirty percent (30%) of any contract for Services. The aforementioned restrictions and covenants concerning C2i personnel and subcontractors shall remain in full force and effect for each and every C2i employee or subcontractor for a period of six (6) months after the later of (i) the contractor or employee no longer under contract with or employed by C2i or (ii) the termination or expiration of this Agreement.

                  10. NO WARRANTY. C2i PROVIDES THE SERVICES SET FORTH IN THE STATEMENT OF WORK "AS IS." C2i DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, FOR THE SERVICES PROVIDED HEREUNDER, INCLUDING ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTIBILITY OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

            11. LIMITATION OF LIABILITY.

                  11.1 Waiver of Consequential Damages. C2i SHALL NOT BE LIABLE TO CLIENT OR ANY THIRD PARTY FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, TORT, NEGLIGENCE OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY LOSS OF INCOME, PROFITS OR DATA, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, EVEN IF C2i HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR RELATED TO THE PERFORMANCE OF SERVICES HEREUNDER. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OFANY LIMITED REMEDY PROVIDED HEREIN.




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

                               C2i Solutions, Inc.
                          (a development stage company)


                  11.2 Limitation of Liability. NEITHER PARTY'S TOTAL LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY HEREUNDER SHALL NOT EXCEED THE FEES PAID TO C2i BY CLIENT UNDER THE STATEMENT OF WORK GIVING RISE TO SUCH LIABILITY.

            12. INDEMNIFICATION. Client agrees to indemnify, defend and hold C2i, its officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, penalties (whether civil or criminal) or judgments, including reasonable attorneys' fees, costs and expenses incidental thereto which may be suffered by, accrued against, charged to or recoverable from C2i, its officers, directors, agents, or employees, arising out of or in connection with the performance by C2i of its obligations under this Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of C2i in performing the Services that are the subject of this Agreement

            13. MISCELLANEOUS.

                  13.1 Force Majeure. In the event that either party is unable to perform any of its obligations under this Agreement (except the obligation to pay moneys due) or to enjoy any of its benefits because of (or if failure to perform the Software development Services is caused by) natural disaster, actions or decrees of governmental bodies or communication line failure or similar cause beyond the reasonable control of a party (hereafter referred to as a "Force Majeure Event") the party who has been so affected shall immediately give notice to the other party and shall use commercially reasonable efforts to resume performance. Upon receipt of such notice, all obligations (except the obligation to pay moneys due) under this Agreement shall be immediately suspended for the duration of the Force Majeure Event.

                  13.2 Attorneys' Fees. In the event that any action is brought for any breach or default of any of the terms of this Agreement, or otherwise in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred in that action or any appeal therefrom, including without limitation, all attorneys' fees and costs actually incurred.

                  13.3 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if mailed to the party below to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the party to whom notice is to be given at the address of such party set forth in this Agreement or to such other address as that party may designate by written notice as provided in this paragraph.

            C2i Solutions, Inc.                United Guaranty Corporation
            ATTN:  Frank J. Vukmanic           ATTN:  H.G. (Tripp) Waddell, III
            6138 Nancy Ridge Drive             230 N. Elm Street
            San Diego, CA  92121               Greensboro, NC 27420-1567
            CC: Diane E. Hessler, VP & CFO     CC: Margaret Avery, Esq.




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

                               C2i Solutions, Inc.
                          (a development stage company)


                  13.4 Assignment. Neither party shall sell, transfer or assign any right or obligation hereunder without the prior written consent of the other party. Any act in derogation of the foregoing shall be null and void.

                  13.5 Entire Agreement. This Agreement and all Exhibits referred to herein embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

                  13.6 Settlement by Arbitration. Any dispute arising out of this Agreement shall be resolved by binding arbitration in San Diego, California under the rules of the American Arbitration Association ("AAA"). Three arbitrators shall be selected according to AAA rules within thirty (30) days of submission of the dispute to AAA. The arbitrator shall conduct the arbitration in accordance with the California Evidence Code. Except as expressly provided herein, no discovery of any kind shall be taken by either party without the written consent of the other party, provided, however, that either party may seek the arbitrators' permission to take any deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify at the arbitration. The arbitrators shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and only such power, except that the arbitrators shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law. The arbitrators shall award the prevailing party its costs and its reasonable attorneys' fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fee. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the forgoing, the parties irrevocably submit to the non-exclusive jurisdiction of the Superior Court of the State of California, San Diego County, and the United States District Court for the Southern District of California, San Diego Branch, in any action to enforce an arbitration award. In addition, the parties irrevocably submit and consent to the exclusive jurisdiction of the Superior Court of the State of California, San Diego County, and the United States District Court for the Southern District of California, San Diego Branch for any claim or dispute arising under this Agreement.

                  13.7 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

                  13.8 Construction. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party. Any ambiguity will not be interpreted against the drafting party.




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

                               C2i Solutions, Inc.
                          (a development stage company)


                  13.9 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one single agreement between the parties.

                  13.10 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph or in any way affect such paragraph.

                  13.11 Independent Contractor. The relationship of the parties established by this Agreement is that of independent contractors. Nothing contained in this Agreement and no action by either party will be deemed to constitute any party or any of such party's employees or agents to be an employee or agent of the other party or will be deemed to create any partnership, joint venture, association, syndicate among or between any of the parties, or will be deemed to confer on any party any express or implied right, power or authority to enter into any agreement or commitment, express or implied, or to incur any obligation or liability on behalf of the other party. C2i personnel shall not be entitled to benefits which Client may make available to its employees. No part of C2i's compensation will be subject to withholding by Client for any payroll related taxes.

                  13.12 No Waiver. No failure or delay on the part of either party in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or of any other right or remedy. No provision of this Agreement may be waived except in a writing signed by the party granting such waiver.

                  13.13 Purchase Orders. The terms and conditions of this Agreement shall apply to all orders submitted to C2i and supersede any different or additional terms on purchase orders from Client which are hereby rejected by C2i. All purchase orders for Services issued by Client to C2i shall be subject to acceptance in writing by C2i at its principal place of business.

                  13.14 Severability. If any provision hereof or any part thereof is declared or adjudged illegal, invalid, or unenforceable under applicable law, such illegality, invalidity, or unenforceability will not vitiate the remainder of this Agreement, and this Agreement will be construed as if such illegal, invalid or unenforceable passages were omitted.

                  IN WITNESS WHEREOF, C2i and Client have caused this Agreement to be executed, and the persons signing below warrant that they have been duly authorized to sign for and on behalf of the respective parties.


C2i Solutions, Inc.                     Client

/S/ Frank  J. Vukmanic     2/5/98       /S/ [Signature]                  2/5/98
---------------------------------       ---------------------------------------
Signature                    Date       Signature                          Date
Sr. Vice President                      Senior Vice President--CIO
---------------------------------       ---------------------------------------
Title                                   Title

                               C2i Solutions, Inc.
                          (a development stage company)

                                    EXHIBIT A
                                Statement of Work

            THIS STATEMENT OF WORK (the "Statement of Work") is made and entered into as of this 3rd day of February, 1998 (the "Effective Date"), by and between C2i Solutions Inc., a Delaware Corporation, with principal offices at 6138 Nancy Ridge Drive, San Diego, California 92121-3223 ("C2i"), and United Guaranty Corporation, a North Carolina corporation, with principal offices at 230 N. Elm Street, Greensboro, NC 27420-1567 ("Client").

                                   BACKGROUND

            Client wishes to engage C2i to provide certain professional services as described in this Statement of Work. C2i agrees to provide such professional services in accordance with the terms and conditions of the Master Services Agreement executed by C2i and Client dated the 3rd day of February, 1998.

            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree that C2i will provide the Services as follows:

SCOPE:
            This engagement is expected to require approximately 680 man-hours. To accomplish the services listed below, it is expected to require one (1) person for two (2) days once every two (2) weeks at Client's offices in Greensboro, NC, through the end of September, 1998.

SERVICES:

            1. Consult with the project management of the testing process.

            2. Recommend modifications to Client's Year 2000 strategy and plan as needed.

SERVICE FEE SCHEDULE:

Consulting Services -- Time and Materials:

            Executive Consultant - $195/hr. + travel time + expenses

            The current C2i personnel assigned to this Statement of Work shall not be replaced without the approval of Client except in the event that the individual is unable to complete this project (i.e. due to termination of employment, illness or death). Such approval shall not be unreasonably withheld.

            Invoices will be issued to Client monthly based on expenses, and time and materials expended during the month, or as services are completed, whichever occurs first.




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

                               C2i Solutions, Inc.
                          (a development stage company)


            GENERAL:

            This Statement of Work shall be governed by the terms set forth in that certain Master Services Agreement between the parties.


C2i Solutions, Inc.                     Client

/S/ Frank  J. Vukmanic     2/5/98       /S/ [Signature]                  2/5/98
---------------------------------       ---------------------------------------
Signature                    Date       Signature                          Date











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